UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 22, 2017 (November 21, 2017)

On Track Innovations Ltd.

(Exact Name of Registrant as Specified in Its Charter)

Israel

(State or Other Jurisdiction of Incorporation)

000-1021604	N/A
(Commission File Number)	(IRS Employer Identification No.)

Z.H.R. Industrial Zone, P.O. Box 32, Rosh-Pina, Israel	12000
(Address of Principal Executive Offices)	(Zip Code)

011 972 4 6868000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to Amended and Restated 2001 Stock Option Plan (the “Plan”)

On November 21, 2017, On Track Innovations Ltd. (the “Company”) held its 2017 Annual Meeting of Shareholders (the “Meeting”). At the Meeting, the Company’s shareholders approved an amendment to the Plan so that securities may be issued under the Plan from time to time until December 31, 2021.

The Company’s officers and directors are among the persons eligible to receive awards under Plan, in accordance with the terms and conditions thereunder. A detailed summary of the Plan is set forth in the Company’s Definitive Proxy Statement on Schedule 14A for the Meeting filed with the Securities and Exchange Commission on October 16, 2017 (the “Proxy Statement”), which summary is incorporated herein by reference. That detailed summary of the Plan is further qualified in its entirety by reference to the full text of the Plan, as amended, a copy of which is attached as Appendix A to the Proxy Statement and incorporated herein by reference.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

As disclosed above, the Company held the Meeting on November 21, 2017. The final results of the shareholder voting at the Meeting are set forth below. Shareholders voted on the following proposals:

Proposal No. 1 — Election of Directors.

The votes cast with respect to the following directors of the Company to hold office until the next general meeting of shareholders following three years from their election were as follows:

Director Name	For	Against	Abstain	Broker Non-Votes
William C. Anderson III	9,427,100	151,122	59,473	18,941,744

James Scott Medford	9,428,725	150,122	58,848	18,941,744

Michael Soluri	9,391,269	179,578	66,848	18,941,744

Proposal No. 2 — Approval of an amendment to the Plan.

The shareholders approved the amendment as described in the Proxy Statement. The votes were as follows:

For	Against	Abstain	Broker Non-Votes
8,585,431	914,892	137,372	18,941,744

Proposal No. 3 — Approval of grant of options to purchase up to 30,000 Ordinary Shares of the Company under the Plan to each of Mr. Anderson, Mr. Medford and Mr. Soluri.

The shareholders approved the grant of options as described in the Proxy Statement. The votes were as follows:

For	Against	Abstain	Broker Non-Votes
9,188,795	333,953	114,947	18,941,744

The ordinary shares of shareholders who are non-controlling shareholders nor having a personal interest in said resolution who voted against this resolution did not exceed two percent of the voting rights in the Company.

Proposal No. 4 — Advisory Vote on the Compensation of the Company’s Named Executive Officers.

The shareholders approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers listed in the Summary Compensation Table appearing in the Proxy Statement pursuant to Item 402 of Regulation S-K. The votes were as follows:

For	Against	Abstain	Broker Non-Votes
9,193,186	329,401	115,108	18,941,744

The ordinary shares of shareholders who are non-controlling shareholders nor having a personal interest in said resolution who voted against this resolution did not exceed two percent of the voting rights in the Company.

Proposal No. 5 — Appointment of Auditors.

The shareholders approved the appointment of Somekh Chaikin, a member of KPMG International, as the Company’s independent registered public accounting firm until the 2018 annual meeting of shareholders, and the authorization of the Board, upon the recommendation of the Company's Audit Committee, to determine their remuneration in accordance with the volume and nature of their services. The votes were as follows:

For	Against	Abstain	Broker Non-Votes
28,091,033	166,680	321,726	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

On Track Innovations Ltd.

Date: November 22, 2017	By:	/s/ Shlomi Cohen
	Name:	Shlomi Cohen
	Title:	Chief Executive Officer

4